Exhibit 99.77Q2 Item 405

The Adams Express Company
Section 16(a) Beneficial Ownership Reporting Compliance

Director         Filing Status    Form             #
Transactions

Susan C. Schwab  Late             Form 3           0

W. Perry Neff    Failure          Form 4           1
                 Failure          Form 4           1

Landon Peters    Failure          Form 4           1
